As filed with the Securities and Exchange Commission on September 16, 2008

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DR PEPPER SNAPPLE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2232143
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
5301 Legacy Drive
Plano, Texas 75024
(972) 673-7000
(Address and phone number of principal executive offices, including zip code)

DR PEPPER SNAPPLE GROUP, INC.
2008 LEGACY LONG TERM INCENTIVE PLAN
DR PEPPER SNAPPLE GROUP, INC.
2008 LEGACY BONUS SHARE RETENTION PLAN
DR PEPPER SNAPPLE GROUP, INC.
2008 LEGACY INTERNATIONAL SHARE AWARD PLAN
(Full title of the plans)
John O. Stewart
Executive Vice President, Chief Financial Officer
and Director
5301 Legacy Drive
Plano, Texas 75024
(972) 673-7000
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

			Proposed Maximum
Titles of Securities to be	Amount to be	Proposed Maximum	Aggregate Offering	Amount of
Registered	Registered(1)	Offering Price Per Share	Price(2)	Registration Fee
Common Stock, par value $0.01 per share
To be issued for awards under the Dr Pepper Snapple Group, Inc. 2008 Legacy Long Term Incentive Plan	75,600 shares	$25.50	$1,927,800.00	$75.76
To be issued for awards under the Dr Pepper Snapple Group, Inc. 2008 Legacy Bonus Share Retention Plan	233,473 shares	$25.50	$5,953,561.50	$233.97
To be issued for awards under the Dr Pepper Snapple Group, Inc. 2008 Legacy International Share Award Plan	203,507 shares	$25.50	$5,189,428.50	$203.94
Total	512,580 shares			$513.68

(1)	This registration statement on Form S-8 (this “Registration Statement”) represents an aggregate of 512,580 shares of Common Stock, par value $0.01 per share (the “Common Stock”) of Dr Pepper Snapple Group, Inc. (the “Registrant”) available for issuance under the Dr Pepper Snapple Group, Inc. 2008 Legacy Long Term Incentive Plan, the Dr Pepper Snapple Group, Inc. 2008 Legacy Bonus Share Retention Plan and the Dr Pepper Snapple Group, Inc. 2008 Legacy International Share Award Plan (collectively, the “Plans”). In addition, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share is based on the closing price of a share of Common Stock on May 7, 2008, subject to outstanding share awards granted under the terms of each Plan on May 7, 2008, and is estimated solely for the purpose of calculating the registration fee.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Explanatory Note
          This Registration Statement is being filed in connection with the consummation of the Distribution contemplated in the Separation and Distribution Agreement entered into between Cadbury Schweppes plc, Cadbury plc and the Registrant (the “Separation Agreement”). Following consummation of the Distribution, each equity award that was outstanding at the time of the Distribution and held by an employee of the Registrant under the Cadbury Schweppes plc Bonus Share Retention Plan, the Cadbury Schweppes plc Long Term Incentive Plan and/or the Cadbury Schweppes plc International Share Award Plan will be converted into an equity award under the relevant Plan pursuant to the terms of the Employee Matters Agreement between Cadbury Schweppes plc and Dr Pepper Snapple Group, Inc. and, solely for certain provisions set forth therein, Cadbury plc, dated as of May 1, 2008. Therefore, in accordance with the terms of the Separation Agreement, the Registrant is filing this Registration Statement to reserve for issuance a sufficient number of its Common Shares for delivery in accordance with the terms and conditions of awards outstanding under the Plans.
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the “Note” to Part I of Form S-8.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”), are incorporated as of their respective dates in this Registration Statement by reference:
     (a) The Registrant’s General Form for Registration of Securities on Form 10, as amended, filed with the Commission on April 22, 2008;
     (b) the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended (i) June 30, 2008, filed with the Commission on August 13, 2008, and (ii) March 31, 2008, filed with the Commission on June 5, 2008;
     (c) the Registrant’s Current Reports on Form 8-K, filed with the Commission on (i) September 3, 2008, (ii) August 21, 2008, (iii) August 13, 2008, (iv) June 27, 2008, (v) June 5, 2008, (vi) May 12, 2008, (vii) May 5, 2008, (viii) May 1, 2008, (ix) April 30, 2008, and (x) April 28, 2008; and
     (d) the description of the Common Stock, under the heading “Description of Capital Stock,” contained in the Registrant’s Preliminary Information Statement filed as Exhibit 99.1 to the Registrant’s General Form for Registration of Securities on Form 10, filed with the Commission on April 22, 2008.
          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our certificate of incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our certificate of incorporation also provides that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. We also carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

          The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, this provision will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits
          The Exhibits listed on the accompanying Exhibit Index are filed as part hereof, or incorporated by reference into, this Registration Statement.
Item 9. Undertakings.
          (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.
          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on September 16, 2008.

DR PEPPER SNAPPLE GROUP, INC.
By:	/s/ John O. Stewart
	Name:	John O. Stewart
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Baldwin as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and file (1) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith and (2) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462 under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of September, 2008.

SIGNATURE	TITLE

/s/ Larry D. Young Larry D. Young	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ John O. Stewart John O. Stewart	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Jolene L. Varney Jolene L. Varney	Senior Vice President, Corporate Finance (Principal Accounting Officer)

/s/ Wayne R. Sanders Wayne R. Sanders	Chairman of the Board

/s/ John L. Adams John L. Adams	Director

/s/ Terrence D. Martin Terence D. Martin	Director

/s/ Pamela H. Patsley Pamela H. Patsley	Director

/s/ Ronald G. Rogers Ronald G. Rogers	Director

/s/ Jack L. Stahl Jack L. Stahl	Director

/s/ M. Anne Szostak M. Anne Szostak	Director

Exhibit Index

Exhibit No.	Description of Document

4.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (filed on May 12, 2008) and incorporated herein by reference).

4.2	Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (filed on May 12, 2008) and incorporated herein by reference).

4.3	Description of the Registrant’s Capital Stock (incorporated by reference to the Registrant’s Amended General Form for Registration of Securities on Form 10 filed with the Commission on April 22, 2008).

4.4*	Dr Pepper Snapple Group, Inc. 2008 Legacy Long Term Incentive Plan, dated as of May 7, 2008.

4.5*	Dr Pepper Snapple Group, Inc. 2008 Legacy Bonus Share Retention Plan, dated as of May 7, 2008.

4.6*	Dr Pepper Snapple Group, Inc. 2008 Legacy International Share Award Plan, dated as of May 7, 2008.

4.7	Employee Matters Agreement between Cadbury Schweppes plc and Dr Pepper Snapple Group, Inc. and, solely for certain provisions set forth therein, Cadbury plc, dated as of May 1, 2008 (filed as an Exhibit to the Registrant’s Current Report on Form 8-K (filed on May 5, 2008) and incorporated herein by reference).

5*	Opinion and consent of Shearman & Sterling LLP as to the legality of the securities registered hereby.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Shearman & Sterling LLP (included in Exhibit 5).

24*	Power of Attorney (included on the signature pages to this Registration Statement).

*	Filed herewith.